SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2015

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13792	11-3262067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01	Other Events.

On January 30, 2015 Systemax Inc.  (the “Company”) announced that its Industrial Products Group (www.globalindustrial.com) has completed its previously announced acquisition of the Plant Equipment Group , a business-to-business direct marketer of maintenance, repair and operations ("MRO") products, from TAKKT America for $25.9 million in cash, subject to certain post-closing working capital adjustments.

The entities comprising the Plant Equipment Group are C&H Service, LLC, C&H Distributors, LLC, Industrialsupplies.com, LLC, Products for Industry, LLC, C&H Productos Industriales S. de R.L. de C.V. (Mexico) and Avenue Industrial Supply Company Limited (Canada).

A press release, issued January 30, 2015, announcing the completion of the acquisition, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to the matters discussed in Item 1.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Description

99.1	Press Release of Systemax Inc., dated January 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

Date: February 3, 2015

By: /s/ Eric Lerner
Name: Eric Lerner
Title: Senior Vice President

Exhibit Index

99.1	Press Release of Systemax Inc., dated January 30, 2015.